EXHIBIT 23.1

[VITALE, CATURANO & COMPANY LTD. LOGO]




ACCOUNTING
AND TAX

BUSINESS
SOLUTIONS          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL
SERVICES       As independent registered public accountants, we hereby consent to the inclusion of our report dated November 23, 2005, except
TECHNOLOGY     for Note 15, as to which the date is April 7, 2006, relating to
SERVICES       the September 30, 2005 and 2004 consolidated financial
               statements of Utix Group, Inc. in this Registration Statement on Form SB-2. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.
               It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 2005 or performed any audit procedures subsequent to the date of our report.


               VITALE, CATURANO & COMPANY, LTD.

               Boston, Massachusetts
               June 21, 2006






CERTIFIED PUBLIC ACCOUNTANTS AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL 80 CITY SQUARE, BOSTON, MASSACHUSETTS 02129 617 o 912 o 9000 FX 617 o 912 o 9001 www.vitale.com